UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    December 13, 2004

Humana Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5975                                          61-0647538
(Commission File Number)                      (IRS Employer Identification No.)

500 West Main Street, Louisville, KY                          40202
(Address of Principal Executive Offices)                         (Zip Code)

502-580-1000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

Item 7.01   Regulation FD Disclosure.

        On December 13, 2004, Humana Inc. ("Humana") and its wholly-owned subsidiary FLAQ, Inc., a Florida corporation ("Merger Sub"), entered into a Merger Agreement with CPHP Holdings, Inc., a Florida corporation (the "Holding Company") and its direct wholly owned subsidiary CarePlus Health Plans, Inc., a Florida health maintenance organization ("CarePlus"). Pursuant to the Merger Agreement, Humana agreed to acquire CarePlus through a merger between Merger Sub and the Holding Company. In connection with the merger, Humana and CarePlus entered into other definitive agreements whereby Humana will acquire other affiliates and assets of CarePlus, including PrescribIT pharmacies and ten CAC-Florida Medical Centers located in Miami-Dade County (these integrated transactions being referred to as the "Transaction"). The Transaction, which is subject to regulatory approval, is expected to close within 90 days. The Transaction was announced in a press release filed as Exhibit 99.1 to this Current Report. The Merger Agreement will be attached as an exhibit to Humana's Annual Report on Form 10-K for the Year Ended December 31, 2004.

       The following is a brief summary of the Transaction. This summary is qualified in its entirety by reference to the Merger Agreement.

       Pursuant to the Transaction, Humana will acquire all of the outstanding ownership interests in CarePlus, the Medical Centers and the PrescribIT pharmacies for consideration approximating $408 million plus the amount of excess statutory surplus acquired with the plan at the closing date. Humana will finance the aggregate purchase price by drawing approximately $300 million on a 5-year $600 million unsecured revolving credit agreement, which is scheduled to expire in September, 2009, and by the use of internally generated cash.

       The conditions to closing for Humana under the Merger Agreement include:

  The representations and warranties of CarePlus are true as of the closing date (unless a representation speaks as of an earlier date), except for deviations that do not have a material adverse effect on CarePlus;
  No event or circumstance has occurred that has a material adverse effect on CarePlus;
  No litigation by a governmental authority challenging the acquisition is pending; and
  Humana and CarePlus have obtained all required regulatory approvals.

       The Merger Agreement contains representations and warranties and pre-closing covenants for both parties. The Merger Agreement contains a covenant precluding CarePlus from directly or indirectly soliciting, knowingly facilitating or encouraging, participating in any discussions or negotiations regarding, or providing any non-public information with respect to, any acquisition proposal for a merger or other business combination with a party other than Humana.

       The Merger Agreement may be terminated by either party if the conditions to closing are not satisfied by February 1, 2005 (the "End Date"), unless the only conditions that remain outstanding are regulatory approvals in which case the End Date is automatically extended until March 1, 2005.

       The Merger Agreement may terminate:

  by Humana and CarePlus upon mutual agreement;
  by Humana if any CarePlus pre-closing covenant or condition to closing becomes incapable of fulfillment despite commercially reasonable efforts, and is not waived by Humana;
  by CarePlus if any Humana pre-closing covenant or condition to closing becomes incapable of fulfillment despite commercially reasonable efforts, and is not waived by CarePlus; and
  by either party if a law or Order (as defined in the Merger Agreement) makes the consummation of the merger illegal.

Item 9.01   Financial Statements and Exhibits.

(c)   Exhibits:

Exhibit No.                                          Description

       99              Press Release

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Arthur P. Hipwell Arthur P. Hipwell Senior Vice President and General Counsel

Dated:    December 14, 2004

INDEX TO EXHIBITS

Exhibit No.                                          Description

       99              Press Release